UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☑

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☐	Definitive additional materials
☑	Soliciting material under § 240.14a-12

BRYN MAWR BANK CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Talking Points and FAQs for WSFS Customers and BMT Clients Regarding Banking Office Consolidations

These talking points and FAQs have been crafted to assist you with having conversations with your Clients if they have questions regarding the changes to the combined retail network.

Should a Client ask, please refer to the list of nearest locations to answer questions about the status of branches, including the nearest banking offices that Clients will have access to following conversion.

Talking Points

●	BMT has agreed to merge with WSFS. Our combination was officially announced on March 10, 2021.
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This is a very good thing for our Company and for the communities we serve. We will now have more dedicated community-oriented bankers available across a larger footprint, with more resources to serve our communities with the personal service we are known for. We will have the scale to offer Customers and Clients services to meet their evolving needs with local know-how and local decision-makers. That’s the advantage of our deep community roots. By combining our strengths, we are significantly solidifying our position as the largest and preeminent locally headquartered bank and a premier wealth management business in the region.

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WSFS Bank is the oldest and the largest locally managed bank and trust company headquartered in the Greater Philadelphia and Delaware region. WSFS Bank is one of the ten oldest bank and trust companies in the United States continuously operating under the same name. It was founded in 1832 to serve the needs of its Customers and the local community.

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Based on the combined retail banking office network, our location is consolidating with the ________ banking office(s) which is/are located ___ (distance) miles away from this office. At this time, we anticipate this office will be consolidated in early 2022.

●	We are committed to keeping you informed throughout this process. That is why you will receive notifications from us over the coming months about these changes.

FAQs

Why is my banking office being consolidated?

Like many industries, technology has changed the way people do business. Consumers are much less reliant on physical banking offices to manage their banking needs which has resulted in steady declines in branch transactional activity. COVID-19 has only accelerated the rapid adoption and usage of digital services.

These trends along with the geographic overlap led to a decision to consolidate this banking office along with several other locations within the combined WSFS and BMT network. Although this location is consolidating, you will have access to approximately 90 banking offices across the Greater Philadelphia and Delaware region (refer to the list of nearest locations) following the integration of WSFS and BMT, which we anticipate will occur in early 2022. WSFS is in the middle of a multi-year Delivery Transformation initiative to provide Customers and Clients with exciting new products, solutions, and technologies. These investments combined with our physical footprint will allow us to continue to deliver the experience our Customers expect. We will continue to keep you updated on these exciting changes as we join forces with WSFS.

When will this office close?

This banking office will remain open until early 2022. We will continue to provide the same personal service you’ve come to expect, and our hours of operation will remain the same. You will receive comprehensive communications that will provide all the information you need, including the nearest banking offices to this one, the expanded network of banking offices and ATMs you’ll have access to throughout the Greater Philadelphia and Delaware region, and much more.

What will happen to the teams at the closing offices?

WSFS is a growing company. We are working to analyze and forecast the staffing model needed to support the combined network. We will know more about this in June. In the meantime, we have begun a process whereby every employee of BMT will have an opportunity to apply for open positions at WSFS. We will match open opportunities with talent and skill and are committed to a diversified and inclusive workforce that reflects the markets we serve. Every employee will have an opportunity to meet with WSFS leadership to discuss open opportunities.

When will I learn more about the transitioning of my accounts to WSFS Bank?

The integration of our banks is months away and we will be engaging you throughout this process. We are currently working with our partners at WSFS to develop a comprehensive Client Guide that will provide all the information you need, including the nearest branches to this one, details about your account(s) at WSFS, the expanded network of banking offices and ATMs you’ll have access to throughout the Greater Philadelphia and Delaware region, WSFS’ digital tools, and much more.

What will happen to the safe deposit box that I have at this closing office?

If you have a safe deposit box at a BMT location that is consolidating, you will receive a letter providing details on your safe deposit box along with the most convenient options and timeframe for relocating the contents of your safe deposit box to another location.

I have a deposit account at BMT and a deposit account at WSFS. How will my two accounts be FDIC insured after the merger?

WSFS and BMT will become one institution following the merger. Your accounts will be fully insured up to the $250,000 limit at each institution through the FDIC for a 6-month grace period after the deal closes, which we anticipate will occur in early in the fourth quarter of this year. After the grace period, a single $250,000 deposit insurance limit will apply to your accounts. During the grace period, we will touch base with you so we can work to maximize your coverage.

When can I begin using WSFS Banking Offices and ATMs free of charge?

We are planning to make all WSFS and BMT ATMs free of charge for all Customers after the deal closes in early in the fourth quarter of this year. You will be able to use current WSFS banking offices after we complete our systems conversion in early 2022. We’ll provide more details on the specific timeframes in the coming months.

Where can I learn more about the WSFS-BMT combination?

Customers can learn more by visiting the WSFS or BMT websites. We will continue to post updates with the latest information about our combination on both companies’ websites.

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Important Additional Information will be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by WSFS Financial Corporation (“WSFS”) of Bryn Mawr Bank Corporation (“Bryn Mawr”). No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the proposed transaction, WSFS will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of WSFS and Bryn Mawr and a prospectus of WSFS (the “Joint Proxy/Prospectus”), and each of WSFS and Bryn Mawr may file with the SEC other relevant documents concerning the proposed transaction. The definitive Joint Proxy/Prospectus will be mailed to stockholders of WSFS and Bryn Mawr. STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY WSFS AND BRYN MAWR, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WSFS, BRYN MAWR AND THE PROPOSED TRANSACTION.

Free copies of the Registration Statement and the Joint Proxy/Prospectus, as well as other filings containing information about WSFS and Bryn Mawr, may be obtained at the SEC’s website (http://www.sec.gov) when they are filed. You will also be able to obtain these documents, when they are filed, free of charge, by directing a request to WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801 or by directing a request to Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010.

Participants in the Solicitation

WSFS, Bryn Mawr and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of WSFS or Bryn Mawr in respect of the proposed transaction. Information about WSFS’s directors and executive officers is available in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 23, 2021, and other documents filed by WSFS with the SEC. Information regarding Bryn Mawr’s directors and executive officers is available in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 12, 2021, and other documents filed by Bryn Mawr with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the impact WSFS and Bryn Mawr expect their proposed merger to have on the combined entity’s operations, financial condition, and financial results, and WSFS’s and Bryn Mawr’s expectations about their ability to successfully integrate their respective businesses and the amount of cost savings and overall operational efficiencies WSFS and Bryn Mawr expect to realize as a result of the proposed acquisition. The forward-looking statements also include predications or expectations of future business or financial performance as well as goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “intend,” “expect,” “anticipate,” “strategy,” “plan,” “estimate,” “approximately,” “target,” “project,” “propose,” “possible,” “potential,” “should” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of WSFS and Bryn Mawr) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the possibility that the proposed acquisition does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the delay in or failure to close for any other reason; changes in WSFS’s share price before closing; the outcome of any legal proceedings that may be instituted against WSFS or Bryn Mawr; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement providing for the merger; the risk that the businesses of WSFS and Bryn Mawr will not be integrated successfully; the possibility that the cost savings and any synergies or other anticipated benefits from the proposed acquisition may not be fully realized or may take longer to realize than expected; disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom WSFS or Bryn Mawr have business relationships; diversion of management time on merger-related issues; risks relating to the potential dilutive effect of the shares of WSFS common stock to be issued in the proposed transaction; the reaction to the proposed transaction of the companies’ customers, employees and counterparties; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on WSFS, Bryn Mawr and the proposed transaction; and other factors, many of which are beyond the control of WSFS and Bryn Mawr. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of WSFS’s Annual Report on Form 10-K for the year ended December 31, 2020, Bryn Mawr’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in WSFS’s and Bryn Mawr’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by WSFS and Bryn Mawr with the SEC and are available on the SEC’s website at www.sec.gov. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on WSFS, Bryn Mawr or their respective businesses or operations. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. Neither WSFS nor Bryn Mawr undertakes any obligation, and specifically declines any obligation, to revise or update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as specifically required by law.

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